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                                                        [HODGSONRUSS LOGO]


JOHN J. ZAK
Partner
Direct Dial: 716.848.1253
Facsimile: 716.849.0349
jzak@hodgsonruss.com





                                December 1, 2003


Rent-Way, Inc.
One RentWay Place
Erie, Pennsylvania 16505

Ladies and Gentlemen:

            Re: Registration Statement on Form S-4 (File No. 333-       )
                --------------------------------------------------------

        We have acted as counsel to (1) Rent-Way, Inc. (the "Company") in connection with the public offering of $205,000,000 aggregate principal amount of 11 7/8% Senior Secured Notes due 2010 of the Company (the "New Notes") issued pursuant to an Indenture, dated as of June 2, 2003 among the Company, Rent-Way of Tomorrow, Inc., Rent-Way of Michigan, Inc., Rent-Way Developments, Inc., Action Rent-To-Own Holdings of South Carolina, Inc., Rent-Way of TTIG, L.P. (collectively, the "Subsidiary Guarantors" and individually, a "Subsidiary Guarantor") and Manufacturers and Traders Trust Company, as trustee (the "Trustee")(the "Indenture") and (2) the Subsidiary Guarantors in connection with the execution and delivery by the Subsidiary Guarantors of guarantees to be endorsed on the New Notes (the "Guarantees"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 11 7/8% Senior Secured Notes due 2010 (the "Old Notes") which were issued pursuant to the Indenture on June 2, 2003, such Exchange Offer to be conducted as contemplated by the terms of the Registration Rights Agreement dated May 23, 2003, among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., as the initial purchaser (the "Registration Rights Agreement").

        This opinion is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        The opinions set forth in this letter are subject to the following qualifications:

        1. In giving the opinions set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(a) the Registration Statement on Form S-4 (File No. 333-     ) relating to the
New Notes and its exhibits (the "Registration Statement"), (b) the Indenture,
(c) the Registration Rights Agreement, (d) the Form T-1 of the Trustee filed as
Exhibit 25.1 to the Registration Statement, (e) the form of the New Notes,

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Rent-Way, Inc.
December 1, 2003
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included as an exhibit to the Indenture, (f) the Certificate or Articles of
Incorporation and the By-laws of the Company and each of the Subsidiary Guarantors, and (g) such other certificates, instruments and documents as we have deemed appropriate.

        2. We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the genuineness of signatures, (c) the authenticity of any document submitted to us as an original, (d) the conformity to the original of any document submitted to us as a copy, (e) that the New Notes will be issued as described in the Registration Statement and the exhibits attached thereto and (f) that when issued, the New Notes will be in substantially the form as attached to the Indenture.

        3. We do not express any opinion concerning any law other than the Business Corporation Law of the Commonwealth of Pennsylvania, the law of the state of New York and the federal law of the United States.

        4. We undertake no obligation to notify you or any other person concerning any change after the date of this letter with respect to any factual or legal matter.

        Subject to the qualifications set forth in this letter, it is our opinion that:

        1. When the New Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and the Exchange Offer, the New Notes will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        2. When the New Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and the Exchange Offer, the Guarantee of each Subsidiary Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


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Rent-Way, Inc.
December 1, 2003
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        We consent to the use of our name in the Registration Statements and in the prospectus to the Registration Statement as it appears under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.


                                                     Very truly yours,

                                                     HODGSON RUSS LLP


                                                     By:  /s/ John J. Zak
                                                          ---------------
                                                          John J. Zak